                                                                    EXHIBIT 23.2


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

                                                     /s/ Arthur Andersen LLP



Denver, Colorado
 December 20, 2001.